Exhibit 28 (h) (4) (b) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

October 15, 2021

State Street Bank and Trust Company 1 Lincoln Street

Boston, MA 02111

Attention: Stefanie Mansfield, Managing Director

Re: Each Federated Hermes exchange traded fund identified on Attachment A hereto (each, a “Federated Hermes ETF Fund”)

Stefanie:

Please be advised that each Federated Hermes ETF Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Sections 1.A. and 1.B of the Financial Administration and Accounting Services Agreement dated as of March 1, 2011 (as amended, the “Agreement”) between each management investment company identified on Exhibit A thereto and State Street Bank and Trust Company (“State Street”) each undersigned Federated Hermes ETF Fund hereby requests that State Street act as the Financial Administrator and Accounting Agent for the Federated Hermes ETF Funds as a “Trust” under the terms of the Agreement. In connection with such request, each undersigned Federated Hermes ETF Fund hereby confirms to you, as of the date hereof, the representations and warranties set forth in Section II.B of the Agreement. An updated Exhibit A to the Agreement reflecting this addition is attached.

Kindly indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to us.

Sincerely,

EACH OF THE INVESTMENT COMPANIES LISTED ON ATTACHMENT A HERETO

By:

Name: Title:

Lori A. Hensler Treasurer

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: Name: Stefanie B. Mansfield

Title:

Managing Director, Global Relationship Management

Effective Date: October 15, 2021

Attachment A

Federated Hermes ETF Funds

Federated Hermes ETF Trust and each series thereof, including: Federated Hermes Short-Term Corporate ETF Federated Hermes Short-Term High Yield ETF

EXHIBIT A

TO

FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT DATED MARCH 1, 2011

(Updated as of October 15, 2021

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Federated Hermes Equity Income Fund, Inc. Federated Hermes Global Allocation Fund Federated Hermes Government Income Securities, Inc.

Federated Hermes Adjustable Rate Securities Trust:

Federated Hermes Adjustable Rate Fund

Federated Hermes Government Income Trust: Federated Hermes Government Income Fund Federated Hermes High Income Bond Fund, Inc. Federated Hermes Total Return Government Bond Fund

Federated Hermes Short-Term Government Trust:

Federated Hermes Short-Term Government Fund

Federated Hermes Short-Intermediate Government Trust:

Federated Hermes Short-Intermediate Government Fund

Federated Hermes Core Trust:

Bank Loan Core Fund Mortgage Core Fund

High Yield Bond Core Fund Emerging Markets Core Fund

Federated Hermes Core Trust III:

Project and Trade Finance Core Fund

Federated Hermes Equity Funds: Federated Hermes Clover Small Value Fund Federated Hermes Kaufmann Fund

Federated Hermes Kaufmann Large Cap Fund Federated Hermes Kaufmann Small Cap Fund Federated Hermes MDT Mid Cap Growth Fund Federated Hermes Prudent Bear Fund

Federated Hermes Fixed Income Securities, Inc.:

Federated Hermes Strategic Income Fund

Federated Hermes High Yield Trust:

Federated Hermes Equity Advantage Fund

Federated Hermes Opportunistic High Yield Bond Fund

Federated Hermes Income Securities Trust: Federated Hermes Capital Income Fund Federated Hermes Floating Rate Strategic Income Fund

Federated Hermes Fund for U.S. Government Securities

Federated Hermes Intermediate Corporate Bond Fund Federated Hermes Real Return Bond Fund

Federated Hermes Short-Term Income Fund

Federated Hermes Institutional Trust: Federated Hermes Government Ultra Short Fund Federated Hermes Institutional High Yield Bond Fund

Federated Hermes Short-Intermediate Total Return Bond Fund

Federated Hermes Insurance Series: Federated Hermes Fund for U.S. Government Securities II

Federated Hermes High Income Bond Fund II Federated Hermes Kaufmann Fund II Federated Hermes Managed Volatility Fund II Federated Hermes Government Money Fund II Federated Hermes Quality Bond Fund II

Federated Hermes Investment Series Funds, Inc.:

Federated Hermes Corporate Bond Fund

Federated Hermes Managed Pool Series: Federated Hermes Corporate Bond Strategy Portfolio Federated Hermes High-Yield Strategy Portfolio Federated Hermes Mortgage Strategy Portfolio

Federated Hermes MDT Series: Federated Hermes MDT All Cap Core Fund Federated Hermes MDT Balanced Fund

Federated Hermes MDT Large Cap Growth Fund Federated Hermes MDT Small Cap Growth Fund Federated Hermes MDT Small Cap Core Fund

Federated Hermes Project and Trade Finance Tender Fund

Federated Hermes Total Return Series, Inc.: Federated Hermes Select Total Return Bond Fund Federated Hermes Total Return Bond Fund Federated Hermes Ultrashort Bond Fund

Federated Hermes Money Market Obligations Trust: Federated Hermes California Municipal Cash Trust Federated Hermes Georgia Municipal Cash Trust Federated Hermes Government Obligations Fund Federated Hermes Massachusetts Municipal Cash Trust

Federated Hermes Institutional Money Market Management Federated Hermes Municipal Obligations Fund

Federated Hermes New York Municipal Cash Trust Federated Hermes Pennsylvania Municipal Cash Trust Federated Hermes Prime Cash Obligations Fund Federated Hermes Institutional Prime Obligations Fund

Federated Hermes Institutional Prime Value Obligations Fund Federated Hermes Tax-Free Obligations Fund

Federated Hermes Institutional Tax-Free Cash Trust Federated Hermes Treasury Obligations Fund Federated Hermes Trust for U.S. Treasury Obligations Federated Hermes Virginia Municipal Cash Trust

Federated Hermes ETF Funds:

Federated Hermes ETF Trust:

Federated Hermes Short-Term Corporate ETF

Federated Hermes Short-Term High Yield ETF

Information Classification: Limited Access